Exhibit 99.1

Contacts:

Investors:	Stephen Forsyth	203-573-3863
Media:	Mary Ann Dunnell	203-573-3034

Chemtura Reports 2007 Third Quarter Results

•       Net sales increase 9% as all businesses report increased revenues

•       Polymer Additive business saw slowdown in electronics end markets and continuation of higher raw material costs, impacting gross profit margins

•       Electronics orders for the fourth quarter have shown an upturn in September and October

•       Operating profit rose 148% (GAAP basis) and 17% (non-GAAP basis)

MIDDLEBURY, CT – November 1, 2007 - Chemtura Corporation (NYSE: CEM; the “Company”) reported net earnings of $2 million, or $0.01 per share, for the third quarter of 2007 and net earnings on a non-GAAP basis of $19 million, or $0.08 per share.

Net earnings for the quarter include earnings from continuing operations of $4 million, or $0.02 per share; and loss on the sale of discontinued operations of $2 million, or $0.01 per share.  On a non-GAAP basis, net earnings include income from continuing operations of $19 million, or $0.08 per share.

The discussion below includes information on both a GAAP and non-GAAP basis.  The Company has presented the non-GAAP financial information because management uses non-GAAP information internally to evaluate and manage the performance of the Company’s operations, and believes that the non-GAAP financial information provides useful information to investors.  A reconciliation of the GAAP and non-GAAP financial information has been provided in the supplemental schedules included in this release.

The following is a summary of the third quarter results:

(In millions, except per share data)	Third quarter
	2007	2006	% change
Net sales	$950	$873	9%
Operating profit (loss)	$27	$(56)	148%
Earnings (loss) from continuing operations	$4	$(89)	104%
Earnings (loss) per share from continuing operations	$0.02	$(0.37)	105%
Earnings per share from discontinued operations	$—	$0.01	NM
Per share (loss) gain from sale of discontinued operations	$(0.01)	$0.19	(105%)
Net earnings (loss) per share	$0.01	$(0.17)	106%

NM = Not Meaningful

In the second quarter of 2007, certain international restructuring charges were classified as domestic charges for purposes of computing the Company’s second quarter tax expense.  As a result, the Company inaccurately established a tax valuation allowance for these items.  The impact is a reduction of $10 million to tax expense and net loss in the second quarter of 2007.  The second quarter results have been amended in this presentation to reflect this change. The Company plans to amend its second quarter 2007 report on Form 10-Q to reflect this correction to its previously filed consolidated financial statements.

The following is a summary of the third quarter ended September 30, 2007 results on a non-GAAP basis as compared with the same quarter in 2006 results on a non-GAAP basis.

(In millions, except per share data)	Third quarter
	2007	2006	% change
Net sales	$950	$873	9%
Operating profit	$56	$48	17%
Earnings from continuing operations	$19	$15	27%
Earnings per share from continuing operations	$0.08	$0.07	14%
Earnings per share from discontinued operations	$—	$0.01	NM
Net earnings per share	$0.08	$0.08	—

NM = Not Meaningful

“Our third quarter results demonstrated revenue growth of 9%, a 17% improvement in operating income and pre-tax earnings up 38% on a non-GAAP basis compared with the third quarter of 2006”, said Robert L. Wood, chairman and CEO.

“Three of our four business units showed improvement in both revenue and operating income.  Crop Protection and Consumer Products demonstrated particularly strong performance.  Performance Specialties is also delivering on revenue and earnings growth as well as the initial benefits of the Kaufman acquisition.

“The shortfall in our earnings expectation was driven by a decline in gross profit margins from 24% to 22%.  The decline was principally focused in our Polymer Additives business where we saw lower demand from electronics end markets (which impacts our flame retardant products line in particular), continuing weakness in building and construction, and higher raw material costs, served to erode margins.  Despite the weakness in these markets, Polymer Additives revenue grew by 4% in the quarter led by a 19% increase in PVC Additives revenues.  Looking forward to the fourth quarter, we are encouraged by increased orders in September and October from the electronics industry, which is usually seasonally strong in the fourth quarter.

“Finally, we continued to make progress with our cost reduction initiatives.  SGA&R was down 7% compared to third quarter, 2006.  SGA&R for the quarter was 12% of net sales compared to 13% of net sales in the same quarter of 2006.  Our focus remains on performance improvement despite headwinds related to electronics, construction demand and continuing raw material cost pressure.  I remain confident that our underlying performance will continue to improve and that the second half of 2007 will be better than the same period in 2006.”

Third Quarter 2007 Business Segment Highlights

•     Polymer Additives revenues rose 4% compared with the third quarter of 2006. Net sales of brominated flame retardant products were negatively impacted by weak demand associated with electronics applications products. Sales of PVC additive products increased 19% compared with the prior year despite a continuation of the weakness in the building and construction industries. Declines in gross profit and operating profit margins were attributable to change in product mix, increases in the price of tin and natural oils, higher plant costs and the transitional impact of our Italian plant rationalization actions on operating costs.

•     Performance Specialties revenues were up 43% compared with the third quarter of 2006 and operating income rose 12%. The Kaufman acquisition contributed approximately $49 million or 30% to the growth in revenues. Revenues in both petroleum additive and urethane products grew year-over year. Operating income growth was constrained by increased raw material costs and the effect of the weakening U.S. dollar. Gross profit and operating margins are lower than last year due to the Kaufman acquisition, but are expected to improve progressively as the business is integrated and synergies realized. During the quarter, the Company made significant progress in the integration of business functions and information technology systems.

•     Consumer Products revenues were up 5% compared with third quarter of 2006, benefiting from good weather conditions in the United States which offset weak revenues in Europe due to the unseasonably wet summer. Operating income rose 35% as a result of increased volume and favorable changes to product mix.

•     Crop Protection revenues were up 11% compared with the third quarter of 2006, primarily due to strong North American and European sales. Operating income rose 129% in the third quarter as compared with the same quarter of 2006. Included in the third quarter is the favorable benefit of approximately $7 million compared to the third quarter of 2006, related to its provision for the collection of Brazilian accounts receivable.

Third Quarter 2007 Significant Transactions and Events

•     The Company continued to incur charges related to the company-wide restructuring plan and other restructuring initiatives announced in the second quarter of 2007. The Company recorded a third quarter pre-tax charge for severance and related costs of $9 million related to these actions.

•     During the quarter, the Company recorded a $9 million charge for the impairment of certain long-lived assets in Europe.

•     On January 1, 2007, the Company employed 6,380 people (pro forma for its Kaufman acquisition in the first quarter of 2007). The number of employees reduced to 5,740 as of June 30, 2007 and to 5,406 at September 30, 2007 reflecting the impact of the Company’s restructuring activities, the divestiture of the Company’s organic peroxide products business and natural attrition. These actions have resulted in a 15% reduction since the beginning of the year. Additional reductions are expected as the Company completes its announced restructuring and divestiture actions.

Third Quarter Results - GAAP

•     Revenue for the quarter was $950 million, or 9% above third quarter 2006 revenue of $873 million. $49 million was attributable to the Kaufman acquisition with $14 million from higher selling prices and $15 million from positive foreign exchange.

•     Gross profit improved $3 million compared with the same period of 2006. The Company benefited $15 million from higher volume and mix, $14 million from higher selling prices and $10 million from Kaufman. Those gains were offset by $25 million in higher raw material and energy costs, $5 million of asset write-offs, $2 million of unfavorable foreign exchange and other charges of $4 million.

•     Operating profit increased $83 million in the third quarter of 2007 as compared with the same quarter last year. Operating profit benefited from a reduction of $65 million in impairment of long-lived assets (2006 includes a $74 million charge for the impairment of assets associated with the Fluorine business), $24 million decrease in antitrust costs, a $3 million increase in gross profit and other cost decreases of $6 million, offset by an increase of $8 million in facility closures, severance and related costs and $7 million increase in costs related to the change in the useful life of property, plant and equipment.

•     Earnings from continuing operations for the third quarter of 2007 were $4 million, or $0.02 per share, compared with a loss of $89 million, or $0.37 per share, for the third quarter of 2006. The increase primarily reflects the $83 million increase in operating profit discussed above and $2 million in lower interest expense, offset by a $14 million decrease in income tax benefits and other cost increases of $2 million. Additionally, in 2006 the Company reported a $24 million loss on early extinguishment of debt.

•     The GAAP income tax benefit of $4 million for the third quarter of 2007 reflects the impact of restructuring costs on international operations.

•     Discontinued operations in 2007 reflect the loss of $2 million (net of $1 million of tax) related to an adjustment for the sale of the EPDM business. Discontinued operations for the third quarter of 2006 reflect a gain of $46 million (net of $21 million of tax) related to the sale of the OrganoSilicones business in 2003 and earnings from the EPDM business of $3 million (net of $2 million of tax).

Third Quarter Non-GAAP Results

•     On a non-GAAP basis, third quarter 2007 operating profit was $56 million as compared with third quarter 2006 non-GAAP operating profit of $48 million, a 17% improvement.

•     Non-GAAP earnings from continuing operations before income taxes in 2007 and 2006 exclude charges of $29 million and $128 million, respectively, primarily related to facility closures, severance and related costs, antitrust costs, losses on sales of businesses, impairment of long-lived assets, additional depreciation and a loss on early extinguishment of debt. The amounts associated with these charges are detailed on page 13 of this release.

•     Chemtura’s non-GAAP tax rate of 35% represents the expected effective tax rate for the Company’s core operations. The Company has chosen to apply this rate to non-GAAP pre-tax income beginning in the third quarter of 2007 to better reflect underlying operating performance. Under our prior methodology the third quarter of 2007 would have resulted in a rate of 59% reflecting among other non-operating matters, the impact of repatriation of foreign earnings and the weakness of the U.S. dollar.

•     Non-GAAP earnings from discontinued operations for the third quarter 2006 include earnings from the EPDM business of $3 million.

Cash Flows

•     Net cash provided by operations in the quarter was $124 million compared to $111 million in the third quarter, 2006. Accounts receivable, inventories and accounts payable all declined in the quarter from their seasonally high levels in the second quarter of 2007. Working capital increased by $50 million from June 30, 2007 to September 30, 2007 primarily related to the reduction in short-term debt and accounts payable offset by decreases in accounts receivable and inventories.

•     Net cash provided by operations was $171 million for the nine months ended September 30, 2007 as compared with $282 million for the same period in 2006. The decrease in cash provided by operations in 2007 primarily reflects the increase in working capital from year end exclusive of the impact of the Company’s acquisition and disposition activity in 2007.

•     Included in the Company’s accounts receivable balance is the sale of accounts receivable of $303 million as of September 30, 2007, $306 million as of June 30, 2007 and $279 million as of December 31, 2006.

•     The Company’s total debt as of September 30, 2007 was $1,065 million as compared with $1,143 million at June 30, 2007. This decrease primarily reflects the repayment of certain of the Company’s uncommitted working capital facilities. Cash and cash equivalents increased from $76 million as of June 30, 2007 to $114 million as of September 30, 2007.

Third Quarter Earnings Q&A Teleconference

Copies of this release as well as informational slides will be available on the Investor Relations section of the Company’s website at www.chemtura.com.  The Company will host a teleconference to review these results on Friday, November 2, at 9:00 a.m. EDT.  Interested parties are asked to dial in approximately 10 minutes prior to the start time at (913) 312-0715.  Replay of the call will be available for two weeks starting at 12:00 p.m. EDT on November 2.  To access the replay, call (719) 457-0820 and enter access code 9014898.

Live Internet access to the 2007 third quarter conference call will be available through the Investor Relations section of the Company’s website.  If you need further information pertaining to the call, please contact Ann Marie Biondo at (203) 573-2929.

Chemtura Corporation, with 2006 sales of $3.5 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products.  Additional information concerning Chemtura is available at www.chemtura.com.

###

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include facility closures, severance and related costs, antitrust costs, Merger costs, increased depreciation due to the change in useful life of assets, unusual and non-recurring settlements, and the accelerated recognition of asset retirement obligations. In addition to the non-GAAP financial measures discussed above, the Company has applied a non-GAAP effective income tax rate to our non-GAAP income before taxes. Chemtura’s non-GAAP tax rate of 35% represents the expected effective tax rate for the Company’s core operations.

Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries.

Forward-Looking Statement

This document includes forward-looking statements.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•    General economic conditions;

•    Significant international operations and interests;

•    The ability to obtain increases in selling prices to offset increases in raw material and energy costs;

•    The ability to retain sales volumes in the event of increasing selling prices;

•    The ability to absorb fixed cost overhead in the event of lower volumes;

•    Pension and other post-retirement benefit plan assumptions;

•    The ability to continue to recover lost volume in our antioxidants products or execute other portions of the recovery plan for other businesses within Polymer Additives;

•    The ability to sustain profitability in our Crop Protection business due to new generic competition, the failure to secure new products and technology. Additionally, the Crop Protection business is dependent on disease and pest conditions, as well as, local and regional economic conditions;

•    The ability to sell methyl bromide due to regulatory restrictions;

•    Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Products and Crop Protection segments;

•    Changes in the availability and/or quality of our energy and raw materials;

•    Production capacity;

•    The ability to collect our outstanding receivables, particularly in Brazil;

•    Changes in interest rates and foreign currency exchange rates;

•    Changes in technology, market demand and customer requirements;

•    The enactment of more stringent domestic and international environmental laws and regulations;

•    The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;

•    The ability to successfully execute our portfolio divestiture plan;

•    The ability to reduce our indebtedness levels;

•    The ability to recover our deferred tax assets;

•    The ability to remain compliant with our debt covenants or obtain necessary waivers; and

•    Other risks and uncertainties detailed in Item 1A. Risk Factors or in our filings with the Securities and Exchange Commission.

These statements are based on the Company’s estimates and assumptions and on currently available information.  The forward-looking statements include information concerning the Company’s possible or assumed future results of operations, and the Company’s actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued and such information will not necessarily be updated by the Company.

CHEMTURA CORPORATION

CHEMTURA CORPORATION

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Net sales	$950	$873	$2,918	$2,715

Cost of products sold	737	663	2,225	2,012
Selling, general and administrative	94	101	311	300
Depreciation and amortization	59	49	193	143
Research and development	15	16	47	48
Facility closures, severance and related costs	9	1	34	(2)
Antitrust costs	2	26	32	71
Merger costs	—	1	—	16
(Gain) loss on sale of assets and businesses	(1)	(1)	14	11
Impairment of long-lived assets	9	74	16	80
Equity income	(1)	(1)	(2)	(2)

Operating profit (loss)	27	(56)	48	38
Interest expense	21	23	67	81
Loss on early extinguishment of debt	—	24	—	44
Other expense, net	6	4	11	2

Loss from continuing operations before income taxes
	—	(107)	(30)	(89)
Income tax (benefit) expense	(4)	(18)	4	(8)

Earnings (loss) from continuing operations	4	(89)	(34)	(81)
Earnings from discontinued operations	—	3	6	9
(Loss) gain on sale of discontinued operations	(2)	46	25	46

Net earnings (loss)	$2	$(40)	$(3)	$(26)

Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.02	$(0.37)	$(0.14)	$(0.34)
Earnings from discontinued operations	—	0.01	0.03	0.04
(Loss) gain on sale of discontinued operations	(0.01)	0.19	0.10	0.19
Net earnings (loss)	$0.01	$(0.17)	$(0.01)	$(0.11)

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.02	$(0.37)	$(0.14)	$(0.34)
Earnings from discontinued operations	—	0.01	0.03	0.04
(Loss) gain on sale of discontinued operations	(0.01)	0.19	0.10	0.19
Net earnings (loss)	$0.01	$(0.17)	$(0.01)	$(0.11)

Weighted average shares outstanding - basic	241.9	240.6	241.4	240.4

Weighted average shares outstanding - diluted	241.9	240.6	241.4	240.4

CHEMTURA CORPORATION

Consolidated Balance Sheets

(In millions of dollars)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$114	$95
Accounts receivable	348	342
Inventories	661	660
Other current assets	213	288
Total current assets	1,336	1,385

NON-CURRENT ASSETS
Property, plant and equipment, net	1,049	1,147
Cost in excess of acquired net assets	1,277	1,177
Intangible assets, net	595	551
Other assets	156	139

	$4,413	$4,399

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term borrowings	$5	$48
Accounts payable	270	285
Accrued expenses	381	461
Income taxes payable	45	94
Total current liabilities	701	888

NON-CURRENT LIABILITIES
Long-term debt	1,060	1,063
Pension and post-retirement health care liabilities	437	440
Other liabilities	421	329

STOCKHOLDERS’ EQUITY
Common stock	3	3
Additional paid-in capital	3,025	3,005
Accumulated deficit	(1,167)	(1,128)
Accumulated other comprehensive income (loss)	100	(34)
Treasury stock at cost	(167)	(167)
Total stockholders’ equity	1,794	1,679

	$4,413	$4,399

CHEMTURA CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions of dollars)

	Nine Months Ended September 30,
Increase (decrease) to cash	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3)	$(26)
Adjustments to reconcile net loss to net cash provided by operations:
Loss on sale of assets and businesses	14	11
Gain on sale of discontinued operations	(25)	(46)
Impairment of long-lived assets	16	80
Loss on early extinguishment of debt	—	44
Depreciation and amortization	197	148
Stock-based compensation expense	8	10
Equity income	(2)	(7)
Changes in assets and liabilities, net:	(34)	68
Net cash provided by operations	171	282

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	157	136
Payments for acquisitions, net of cash acquired	(164)	(7)
Merger transaction costs paid	—	(8)
Capital expenditures	(73)	(78)
Net cash (used in) provided by investing activities	(80)	43

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on credit facility, net	—	(414)
Proceeds from long term borrowings	—	497
Payments on long term borrowings	—	(324)
Payments on short term borrowings	(46)	(14)
Premium paid on early extinguishment of debt	—	(36)
Payments for debt issuance costs	—	(6)
Dividends paid	(36)	(36)
Repayment of life insurance policy loan	—	(10)
Proceeds from exercise of stock options	7	3
Other financing activities	(1)	(2)
Net cash used in financing activities	(76)	(342)

CASH
Effect of exchange rates on cash and cash equivalents	4	5

Change in cash and cash equivalents	19	(12)
Cash and cash equivalents at beginning of period	95	139

Cash and cash equivalents at end of period	$114	$127

CHEMTURA CORPORATION

Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In millions of dollars)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
NET SALES

Polymer Additives	$447	$431	$1,366	$1,293
Performance Specialties	237	166	680	509
Consumer Products	139	132	456	450
Crop Protection	83	75	261	239
Other	44	69	155	224
Total Net Sales	$950	$873	$2,918	$2,715

OPERATING PROFIT

Polymer Additives	$10	$24	$79	$113
Performance Specialties	33	30	101	89
Consumer Products	23	17	65	64
Crop Protection	16	8	57	44
Other	5	—	6	9
	87	79	308	319

General corporate expense, including amortization	(40)	(31)	(127)	(96)
Change in useful life of property, plant and equipment	(1)	(3)	(37)	(9)
Facility closures, severance and related costs	(9)	(1)	(34)	2
Antitrust costs	(2)	(26)	(32)	(71)
Merger costs	—	(1)	—	(16)
Gain (loss) on sale of assets and businesses	1	1	(14)	(11)
Impairment of long-lived assets	(9)	(74)	(16)	(80)
Total Operating Profit (Loss)	$27	$(56)	$48	$38

CHEMTURA CORPORATION

Major Factors Affecting Net Sales and Operating Results (Unaudited)

Quarter and Nine Months ended September 30, 2007 versus 2006

(In millions of dollars)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended September 30,		Nine Months Ended September 30,
		Pre-tax		Pre-tax
		(Loss)		(Loss)
		Earnings from		Earnings from
	Net	Continuing	Net	Continuing
	Sales	Operations	Sales	Operations

2006	$873	$(107)	$2,715	$(89)

2006 Change in useful life of property, plant and equipment	—	3	—	9
2006 Favorable settlement of contractual matter	—	—	—	(4)
2006 Facility closures, severance and related costs	—	1	—	(2)
2006 Antitrust costs	—	26	—	71
2006 Merger expense	—	1	—	16
2006 (Gain) loss on sale of assets and businesses	—	(1)	—	11
2006 Asset impairment	—	74	—	80
2006 Loss on early extinguishment of debt	—	24	—	44
2006 Interest income on tax settlement	—	—	—	(4)
	873	21	2,715	132

Higher selling prices	14	14	26	26
Increased unit volume, net of Celogen® foaming agents	1	15	12	23
Foreign currency impact	15	(4)	43	(3)
Industrial Water Additives divested business	1	—	(12)	(2)
Kaufman acquisition	49	7	131	14
Manufacturing variances net of cost savings	—	3	—	12
Higher raw materials/energy costs	—	(25)	—	(76)
Higher A/R securitization fees	—	(1)	—	(6)
Lower interest expense	—	2	—	14
Other	(3)	(3)	3	(15)
	950	29	2,918	119

2007 Change in useful life of property, plant and equipment	—	(10)	—	(46)
2007 Accelerated recognition of asset retirement obligation	—	—	—	(7)
2007 Facility closures, severance and related costs	—	(9)	—	(34)
2007 Antitrust costs	—	(2)	—	(32)
2007 Gain (loss) on sale of assets and businesses	—	1	—	(14)
2007 Asset impairment	—	(9)	—	(16)

2007	$950	$—	$2,918	$(30)

CHEMTURA CORPORATION

Non-GAAP Consolidated Statement of Operations (Unaudited)

(In millions, except per share data)

	Quarter Ended September 30, 2007			Quarter Ended September 30, 2006
		Non-GAAP			Non-GAAP
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net sales	$950	$—	$950	$873	$—	$873

Cost of products sold	737	—	737	663	—	663
Selling, general and administrative	94	—	94	101	—	101
Depreciation and amortization	59	(10)	49	49	(3)	46
Research and development	15	—	15	16	—	16
Facility closures, severance and related costs	9	(9)	—	1	(1)	—
Antitrust costs	2	(2)	—	26	(26)	—
Merger costs	—	—	—	1	(1)	—
Gain on sale of assets and businesses	(1)	1	—	(1)	1	—
Impairment of long-lived assets	9	(9)	—	74	(74)	—
Equity income	(1)	—	(1)	(1)	—	(1)

Operating profit (loss)	27	29	56	(56)	104	48
Interest expense	21	—	21	23	—	23
Loss on early extinguishment of debt	—	—	—	24	(24)	—
Other expense, net	6	—	6	4	—	4

(Loss) earnings from continuing operations before income taxes	—	29	29	(107)	128	21
Income tax (benefit) expense	(4)	14	10	(18)	24	6

Earnings (loss) from continuing operations	4	15	19	(89)	104	15
Earnings from discontinued operations	—	—	—	3	—	3
(Loss) gain on sale of discontinued operations	(2)	2	—	46	(46)	—

Net earnings (loss)	$2	$17	$19	$(40)	$58	$18

Diluted earnings from continuing operations			$0.08			$0.07
Diluted earnings from discontinued operations			—			0.01
Diluted net earnings			$0.08			$0.08

Diluted weighted average shares outstanding			241.9			240.9

	Quarter	Quarter
	Ended	Ended
Non-GAAP Adjustments consist of the following:	September 30, 2007	September 30, 2006

Change in useful life of property, plant and equipment	$10	$3
Facility closures, severance and related costs	9	1
Antitrust costs	2	26
Merger costs	—	1
Gain on sale of assets and businesses	(1)	(1)
Asset impairment	9	74
Loss on early extinguishment of debt	—	24
Pre-Tax	29	128

Adjustment to apply a non-GAAP effective tax rate	14	24
After-Tax	15	104

Gain on sale of discontinued operations	2	(46)
Net Earnings	$17	$58

CHEMTURA CORPORATION

Non-GAAP Consolidated Statement of Operations (Unaudited)

(In millions, except per share data)

	Nine Months Ended September 30, 2007			Nine Months Ended September 30, 2006
		Non-GAAP			Non-GAAP
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net sales	$2,918	$—	$2,918	$2,715	$—	$2,715

Cost of products sold	2,225	(7)	2,218	2,012	—	2,012
Selling, general and administrative	311	—	311	300	4	304
Depreciation and amortization	193	(46)	147	143	(9)	134
Research and development	47	—	47	48	—	48
Facility closures, severance and related costs	34	(34)	—	(2)	2	—
Antitrust costs	32	(32)	—	71	(71)	—
Merger costs	—	—	—	16	(16)	—
Loss on sale of assets and businesses	14	(14)	—	11	(11)	—
Impairment of long-lived assets	16	(16)	—	80	(80)	—
Equity income	(2)	—	(2)	(2)	—	(2)

Operating profit	48	149	197	38	181	219
Interest expense	67	—	67	81	—	81
Loss on early extinguishment of debt	—	—	—	44	(44)	—
Other expense, net	11	—	11	2	4	6

(Loss) earnings from continuing operations before income taxes	(30)	149	119	(89)	221	132
Income tax expense (benefit)	4	39	43	(8)	54	46

(Loss) earnings from continuing operations	(34)	110	76	(81)	167	86
Earnings from discontinued operations	6	—	6	9	—	9
Gain on sale of discontinued operations	25	(25)	—	46	(46)	—

Net (loss) earnings	$(3)	$85	$82	$(26)	$121	$95

Diluted earnings from continuing operations			$0.32			$0.36
Diluted earnings from discontinued operations			0.02			0.04
Diluted net earnings			$0.34			$0.40

Diluted weighted average shares outstanding			242.1			241.1

	Nine Months	Nine Months
	Ended	Ended
Non-GAAP Adjustments consist of the following:	September 30, 2007	September 30, 2006

Change in useful life of property, plant and equipment	$46	$9
Accelerated recognition of asset retirement obligation	7	—
Favorable settlement on contractual matter	—	(4)
Facility closures, severance and related costs	34	(2)
Antitrust costs	32	71
Merger costs	—	16
Loss on sale of assets and businesses	14	11
Asset impairment	16	80
Loss on early extinguishment of debt	—	44
Interest income on tax settlement	—	(4)
Pre-Tax	149	221

Adjustment to apply a non-GAAP effective tax rate	39	54
After-Tax	110	167

Gain on sale of discontinued operations	(25)	(46)
Net Earnings	$85	$121

CHEMTURA CORPORATION

Non-GAAP Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In millions of dollars)

	Quarter Ended September 30, 2007			Quarter Ended September 30, 2006
		Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
NET SALES

Polymer Additives	$447	$—	$447	$431	$—	$431
Performance Specialties	237	—	237	166	—	166
Consumer Products	139	—	139	132	—	132
Crop Protection	83	—	83	75	—	75
Other	44	—	44	69	—	69
Total Net Sales	$950	$—	$950	$873	$—	$873

OPERATING PROFIT (LOSS)

Polymer Additives	$10	$8	$18	$24	$—	$24
Performance Specialties	33	—	33	30	—	30
Consumer Products	23	—	23	17	—	17
Crop Protection	16	—	16	8	—	8
Other	5	1	6	—	—	—
	87	9	96	79	—	79

General corporate expense, including amortization	(40)	—	(40)	(31)	—	(31)
Change in useful life of property, plant and equipment	(1)	1	—	(3)	3	—
Facility closures, severance and related cost	(9)	9	—	(1)	1	—
Antitrust costs	(2)	2	—	(26)	26	—
Merger costs	—	—	—	(1)	1	—
Gain on sale of assets and businesses	1	(1)	—	1	(1)	—
Impairment of long—lived assets	(9)	9	—	(74)	74	—

Total operating profit (loss)	$27	$29	$56	$(56)	$104	$48

	Quarter	Quarter
	Ended	Ended
Non-GAAP Adjustments consist of the following:	September 30, 2007	September 30, 2006

Change in useful life of property, plant and equipment	$10	$3
Facility closures, severance and related costs	9	1
Antitrust costs	2	26
Merger costs	—	1
Gain on sale of assets and businesses	(1)	(1)
Asset impairment	9	74
	$29	$104

CHEMTURA CORPORATION

Non—GAAP Segment Net Sales and Operating Profit (Unaudited)

(In millions of dollars)

	Nine Months Ended September 30, 2007			Nine Months Ended September 30, 2006
		Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
NET SALES

Polymer Additives	$1,366	$—	$1,366	$1,293	$—	$1,293
Performance Specialties	680	—	680	509	—	509
Consumer Products	456	—	456	450	—	450
Crop Protection	261	—	261	239	—	239
Other	155	—	155	224	—	224
Total Net Sales	$2,918	$—	$2,918	$2,715	$—	$2,715

OPERATING PROFIT

Polymer Additives	$79	$9	$88	$113	$—	$113
Performance Specialties	101	—	101	89	—	89
Consumer Products	65	—	65	64	—	64
Crop Protection	57	—	57	44	—	44
Other	6	5	11	9	—	9
	308	14	322	319	—	319

General corporate expense, including amortization	(127)	2	(125)	(96)	(4)	(100)
Change in useful life of property, plant and equipment	(37)	37	—	(9)	9	—
Facility closures, severance and related cost	(34)	34	—	2	(2)	—
Antitrust costs	(32)	32	—	(71)	71	—
Merger costs	—	—	—	(16)	16	—
Loss on sale of assets and businesses	(14)	14	—	(11)	11	—
Impairment of long-lived assets	(16)	16	—	(80)	80	—

Total operating profit	$48	$149	$197	$38	$181	$219

	Nine Months	Nine Months
	Ended	Ended
Non—GAAP Adjustments consist of the following:	September 30, 2007	September 30, 2006

Change in useful life of property, plant and equipment	$46	$9
Accelerated recognition of asset retirement obligation	7	—
Favorable settlement on contractual matter	—	(4)
Facility closures, severance and related costs	34	(2)
Antitrust costs	32	71
Merger costs	—	16
Loss on sale of assets and businesses	14	11
Asset impairment	16	80
	$149	$181

CHEMTURA CORPORATION

GAAP and Non-GAAP Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarter Ended June 30, 2007			Six Months Ended June 30, 2007
		Non-GAAP			Non-GAAP
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net sales	$1,059	$—	$1,059	$1,968	$—	$1,968

Cost of products sold	793	(4)	789	1,488	(7)	1,481
Selling, general and administrative	114	—	114	217	—	217
Depreciation and amortization	71	(22)	49	134	(36)	98
Research and development	15	—	15	32	—	32
Facility closures, severance and related costs	22	(22)	—	25	(25)	—
Antitrust costs	18	(18)	—	30	(30)	—
Gain on sale of assets and businesses	15	(15)	—	15	(15)	—
Impairment of long-lived assets	7	(7)	—	7	(7)	—
Equity income	(1)	—	(1)	(1)	—	(1)

Operating profit	5	88	93	21	120	141
Interest expense	23	—	23	46	—	46
Other expense, net	6	—	6	5	—	5

(Loss) earnings from continuing operations before income taxes	(24)	88	64	(30)	120	90
Income tax (benefit) expense	(4)	28	24	8	25	33

(Loss) earnings from continuing operations	(20)	60	40	(38)	95	57
Earnings from discontinued operations	3	—	3	6	—	6
Gain on sale of discontinued operations	25	(25)	—	27	(27)	—

Net earnings (loss)	$8	$35	$43	$(5)	$68	$63

Basic (loss) earnings from continuing operations	$(0.08)			$(0.16)
Basic earnings from discontinued operations	0.01			0.03
Basic gain on sale of discontinued operations	0.10			0.11
Basic net earnings (loss)	$0.03			$(0.02)

Basic weighted average shares outstanding	241.4			241.2

Diluted (loss) earnings from continuing operations	$(0.08)		$0.17	$(0.16)		$0.24
Diluted earnings from discontinued operations	0.01		0.01	0.03		0.02
Diluted gain on sale of discontinued operations	0.10		—	0.11		—
Diluted net earnings (loss)	$0.03		$0.18	$(0.02)		$0.26

Diluted weighted average shares outstanding	241.4		242.2	241.2		242.2

	Quarter	Six Months
	Ended	Ended
Non-GAAP Adjustments consist of the following:	June 30, 2007	June 30, 2007

Change in useful life of property, plant and equipment	$22	$36
Accelerated recognition of asset retirement obligation	4	7
Facility closures, severance and related costs	22	25
Antitrust costs	18	30
Gain on sale of assets and businesses	15	15
Asset impairment	7	7
Pre-Tax	88	120

Adjustment to apply a non-GAAP effective tax rate	28	25
After-Tax	60	95

Gain on sale of discontinued operations	(25)	(27)
Net Earnings	$35	$68

CHEMTURA CORPORATION

Consolidated Balance Sheet

(In millions of dollars)

June 30, 2007
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$76
Accounts receivable	453
Inventories	684
Other current assets	214
Total current assets	1,427

NON-CURRENT ASSETS
Property, plant and equipment, net	1,077
Cost in excess of acquired net assets	1,261
Intangible assets, net	596
Other assets	144

$4,505

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$81
Accounts payable	337
Accrued expenses	394
Income taxes payable	30
Total current liabilities	842

NON-CURRENT LIABILITIES
Long-term debt	1,062
Pension and post-retirement health care liabilities	437
Other liabilities	430

STOCKHOLDERS' EQUITY
Common stock	3
Additional paid-in capital	3,019
Accumulated deficit	(1,157)
Accumulated other comprehensive income (loss)	36
Treasury stock at cost	(167)
Total stockholders' equity	1,734

$4,505

CHEMTURA CORPORATION

Condensed Consolidated Statement of Cash Flows (Unaudited)

(In millions of dollars)

Six Months Ended
Increase (decrease) to cash	June 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5)
Adjustments to reconcile net loss to net cash provided by operations:	15
Loss on sale of assets and businesses
Gain on sale of discontinued operations	(27)
Impairment of long-lived assets	7
Depreciation and amortization	138
Stock-based compensation expense	5
Equity income	(1)
Changes in assets and liabilities, net:	(85)
Net cash provided by operations	47

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	132
Payments for acquisitions, net of cash acquired	(164)
Capital expenditures	(46)
Net cash (used in) provided by investing activities	(78)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on short term borrowings	31
Dividends paid	(24)
Proceeds from exercise of stock options	4
Net cash used in financing activities	11

CASH
Effect of exchange rates on cash and cash equivalents	1

Change in cash and cash equivalents	(19)
Cash and cash equivalents at beginning of period	95

Cash and cash equivalents at end of period	$76